UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 31, 2006

PRESTIGE BRANDS HOLDINGS, INC.

Delaware	001-32433	20-1297589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 North Broadway, Irvington, New York 10533
(Address of Principal executive offices, including Zip Code)

 (914) 524-6810
(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 31, 2006, the Board of Directors of the Company increased the number of directors from seven to ten, effective that date, which created three vacancies. At that time, the Board elected John E. Byom, Raymond P. Silcock and Frank Palantoni to fill the three vacancies on the Board of Directors,. The Board of Directors further determined that board members Mr. Byom and Mr. Silcock are "independent" for purposes of the independence requirements of the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE").

In anticipation of becoming subject to the NYSE's independence requirements with respect to the composition of the Company's Audit Committee, Compensation Committee, and Nominating and Governance Committee, the membership of those committees has been established as follows, effective January 31, 2006:

The Audit Committee now consists of the following four independent directors: L. Dick Buell (Chairman), Ron Gordon, John E. Byom and Raymond P. Silcock.

The Compensation Committee now consists of the following four independent directors: Patrick Lonergan (Chairman), L. Dick Buell, Gary E. Costley and John E. Byom.

The Nominating and Governance Committee now consists of the following four independent directors: Ron Gordon (Chairman), Gary E. Costley, Raymond P. Silcock and Patrick Lonergan.

The Board of Directors also determined that all members of the Audit Committee (as re-re-established) satisfy the financial literacy requirements of the SEC and NYSE, and further determined that Mr. Byom is an "audit committee financial expert" within the meaning of Item 401(h) of Regulation S-K as adopted pursuant to Section 407 of the Sarbanes Oxley Act of 2002.

Item 7.01. Regulation FD Disclosure.

The information set forth in Item 5.02 above is incorporated by reference as if fully set forth herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements. None

(b) Pro Forma Financial Information. None

(c) Exhibits. None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2006		PRESTIGE BRANDS HOLDINGS, INC.

	By:	/s/ Charles N. Jolly
	Name:	Charles N. Jolly
	Title:	General Counsel